Second Amendment to

EMPLOYMENT AGREEMENT
________PETER R. BUCHLER________

This Second Amendment (this “Amendment”) made effective as of July 1, 2013, to that certain EMPLOYMENT AGREEMENT, dated as of December 4, 2009, as Amended (the “Agreement”), is by and between Orion Marine Group, Inc., a Delaware corporation (the “Company”), and Mr. Peter R. Buchler (the “Key Employee”).

W I T N E S S E T H:
WHEREAS, the Company has identified the below signed individual as a Key Employee who is an integral part of the Company’s operation and management and as a result entered into the Agreement with him;
WHEREAS, the Company recognizes the undersigned individual’s ongoing efforts as a Key Employee and desires to continue to reward those efforts to protect and enhance the best interests of the Company;
WHEREAS, the Agreement, as Amended, shall expire on June 30, 2013; and both the Company and the Key Employee desire to extend the Agreement for an additional two (2) year period; and
NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:
ARTICLE I
PURPOSE, DEFINITIONS AND INTERPRETATIONS
1.Purpose. The purpose of this Second Amendment to the Agreement is to evidence the Parties’ mutual agreement to a two (2) year extension to the Agreement under the terms and conditions as hereinafter provided.
2.Definitions. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.
3.Interpretations. In this Amendment, unless a clear contrary intention appears, (a) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Amendment as a whole and not to any particular Article, Section or other subdivision; (b) reference to any Article or Section, means such Article or Section hereof; and (c) the word “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such terms.

ARTICLE II
AGREEMENT

The parties hereby mutually agree to the following terms as reflected below.

2.1    Term.  Notwithstanding the provision contained in Section 2.1 of the Agreement, as Amended, that the “Agreement may be extended for an additional period at the end of the Initial Term (“Renewal Term”) upon the mutual agreement of the parties entered into at least 30 days prior to the end of the Initial Term”, the Parties do hereby mutually agree to waive and delete the “30 days prior” requirement and do hereby mutually agree that Section 2.1 of the Agreement shall, effective as of the date first written above and forever thereafter be supersede and replaced with the following:
“The term of the Agreement shall commence on the Effective Date of the Agreement and end on June 30, 2011 (the “Initial Term”); however, the Agreement was extended by Amendment dated effective July 1, 2011 for an additional term of two (2) years commencing July 1, 2011 to June 30, 2013 and is now further extended (a) for a third two (2) year term commencing July 1, 2013 to June 30, 2015 and (b) for such other subsequent periods of time as from time to time may be mutually agreed between the Parties prior to the end of any such respective extended term.”

2.2    Compensation.
Base Salary.  During the Initial Term, the Key Employee has received one or more increases in Base Salary and therefore it is appropriate to reflect said increase(s) in the Base Salary provision of the Agreement and, as a result, the Parties do hereby mutually agree that Section 2.3 (a) of the Agreement shall, effective as of the date first written above and forever thereafter be supersede and replaced with the following:
“(a) Base Salary.  Key Employee will receive an initial Base Salary at the rate of Two Hundred Forty-Seven Thousand, Two Hundred Dollars and zero cents ($247,200.00) per annum payable in periodic installments in accordance with the Company’s normal payroll practices and procedures, which base salary may be increased (but not decreased) by the Company from time to time.”

ARTICLE III
OTHER TERMS

3.01    Remaining Terms of the Agreement: Except to the extent specifically provided herein to the contrary in this Amendment, all terms, conditions, understandings and agreements between the Parties, as set forth in the Agreement shall be binding upon and inure to the benefit of each of the respective Parties, as set forth in the Agreement.

3.02    Severability Clause: If any portion of this Amendment (or the Agreement, as extended hereunder), is held to be invalid or unenforceable for any reason by a court or governmental authority of competent jurisdiction, then such portion will be deemed to be stricken and the remainder of the document(s) shall continue in full force and effect.

3.03    Headings: The headings are for convenience only and may not be used to construe or interpret this Amendment.

3.04    Counterparts and Signatures: This Amendment may be executed in one or more counterparts, and by each of the respective Parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Amendment, facsimile and electronically transmitted signatures shall be deemed originals for all proposes.
Signature Page
4

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment effective as of the date first above written.

THE COMPANY
ORION MARINE GROUP, INC.

By: ___/S/ J. Michael Pearson_________
J. Michael Pearson, President & CEO
Date: June 26, 2013

KEY EMPLOYEE

__/S/ Peter R. Buchler_______________
Name: Peter R. Buchler
Date:    June 26, 2013